UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Medbox, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 28, 2016, the registrant (the “Company”) changed its legal corporate name from Medbox, Inc., to Notis Global, Inc. The name change was effected through a parent/subsidiary short-form merger pursuant to Section 92A.180 of the Nevada Revised Statutes. Notis Global, Inc., the Company’s wholly-owned Nevada subsidiary formed solely for the purpose of the name change, was merged with and into the Company, with the Company as the surviving entity. The merger had the effect of amending the Company’s Certificate of Incorporation to reflect the new legal name of the Company. There were no other changes to the Company’s Certificate of Incorporation. The Company’s board of directors approved the merger. In accordance with Section 92A.180 of the Nevada Revised Statutes, stockholder approval of the merger was not required.

A copy of the Articles of Merger effecting the name change, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1. The Articles of Merger became effective by their terms on January 28, 2016.

The merger and resulting name change do not affect the rights of the Company’s security holders, creditors, customers or suppliers. Following the name change, the Company’s stock certificates, which reflect its prior corporate name, will continue to be valid.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Merger, as filed with the Secretary of State of the State of Nevada (effective on January 28, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: February 1, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Merger, as filed with the Secretary of State of the State of Nevada (effective on January 28, 2016)